EXHIBIT 3.1

THE ISRAELI COMPANIES LAW

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION
OF
Mapi Pharma LTD.
(the “Company”)

GENERAL PROVISIONS

1.             Object and Purpose of the Company

(a)           The object and purpose of the Company shall be to deal with any activity not forbidden by law, as the same shall be amended from time to time in accordance with applicable law.

(b)           In accordance with Section 11(a) of the Israeli Companies Law, [5759 - 1999], as amended from time to time (the “Israeli Companies Law”), the Company may donate reasonable amounts to a worthy cause. The Board of Directors may determine the amounts of the donations, the purpose or category of purposes for which the donations are to be made, and the identity of the recipient of any such donation.

2.             Limitation of Liability

The liability of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount. If the Company’s share capital shall include at any time shares without a nominal value, the shareholders’ liability in respect of such shares shall be limited to the payment of up to NIS 1 for each such share allotted to them and which remains unpaid, and only to that amount.

3.             Interpretation; Amendment

(a)           Unless the subject or the context otherwise requires: words and expressions defined in the Israeli Companies Law in force on the date when these Articles of Association (these “Articles”) or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

(b)           “Special Resolution” means a resolution passed at a properly constituted meeting of the board of directors and/or shareholders Meeting of the Company, at which meeting 75% of the directors in office or the shareholders, as the case may be, in attendance are in favor of such resolution, or, in lieu of such confirmation, a resolution which is consented to by the signatures of all the directors and/or shareholders of the Company as the case may be.

(c)          The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

(d)          The approval of a resolution adopted in a General Meeting approved by a Special resolution of the voting power represented at the meeting in person or by proxy and voting thereon is required to approve any amendment to these Articles, except as otherwise required by applicable law.

(e)           Company’s Articles of Associations is adopted in English version and in Hebrew version. In the event of discrepancy between the English version and the Hebrew version the English version shall prevail.

(f)            “Founders” and individually “Founder” means Ehud Marom holder of ID No. 030318752, 16 Har Tzin St., Kfar Saba 44308 (“Marom”), Dr. David Leonov holder of ID No. 48590533, 11 Hakerem St., Rehovot 76466 (“David”), Shai Kerem holder of ID 058016080, 3 Yigal Yadin St. Ra’anana 44582 (“Kerem”) 5 Boris Krasny holder of ID 014475370, 7 Harav Ashi St, Ramat Aviv, Tel-Aviv (“krasany”) Dr. Hilik Goldstein holder of ID 028423630, 5 Harakafot St., Mazor (“Goldstein”).

(g)           “Generali” means Allegro S.à r.l., a Luxembourg based management company with registered office at 15, rue du Fort Bourbon, L-1249 Luxemburg, Grand Duchy of Luxembourg, fully-paid up share capital of EUR 125,000.00, registered with the Register of Commerce and Companies of Luxembourg under no. B 136517 acting in its own name but on behalf of GENERALI FINANCIAL HOLDINGS FCP-FIS, a fonds commun de placement organised as a specialised investment fund under Luxembourg law, and in particular on behalf of its sub-fund Generali Financial Holding FCP-FIS - Sub-fund 1.

SHARE CAPITAL

4.             Share Capital

The registered share capital of the Company is NIS 70,000,000 (seventy million New Israeli Shekels) divided into 70,000,000 (seventy million) Ordinary Shares of par value NIS 1.00 each (the “Ordinary Shares”).

5.             Increase of Share Capital

(a)           The Company may, from time to time, by a Special Shareholders resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts (or no nominal amounts), and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

(b)           Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original share capital.

6.             Rights of the Ordinary Shares

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of a Company, as provided in these Articles, including, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors in accordance with these Articles and the Company’s Law, and upon liquidation or dissolution of the Company, in the assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company, in accordance with the terms of these Articles and applicable law. All Ordinary Shares rank pari passu in all respects with each other.

7.             Special Rights; Modifications of Rights

(a)           Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Special Shareholders resolution, provide for shares with such preferred or deferred rights or rights or redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

(b)           (i)           If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Shareholders Special resolution, subject to the sanction of a resolution passed by the holders of a majority of the shares of such class present and voting at a separate General Meeting of the holders of the shares of such class.

 (ii)          The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

 (iii)         Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 7(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.             Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)          The Company may, from time to time, by Shareholders Special Resolution (subject, however, to the provisions of Article 7(b) hereof and to applicable law):

(i)           consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

(ii)          subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject, however, to the provisions of the Israeli Companies Law), and the Shareholders Special resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares,

(iii)         cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

(iv)         reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)          With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(i)           determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(ii)          allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)         redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)         cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 8(b)(iv).

(c)           Notwithstanding the foregoing, if a class of shares has no nominal value, then any of the foregoing actions may be taken with respect to such class without regard to nominal value.

SHARES

9.             Issuance of Share Certificates; Replacement of Lost Certificates

(a)           Share certificates shall be issued under the seal or stamp of the Company and shall bear the signature of two Directors, or of one director and of the General Manager of the Company, or of any other person or persons authorized thereto by the Board of Directors.

(b)           Each holder of shares shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if reasonably requested by such holder, to several certificates, each for one or more of such shares.

(c)           A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Shareholders in respect of such co-ownership.

(d)           If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may deem fit.

10.           Allotment of Shares; Registered Holders of Shares

(a)           The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them subject to Article 10 (b) to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 11(f) hereof), and either at par or at a premium, or, subject to the provisions of the Israeli Companies Law, at a discount, and at such times, as the Board of Directors may deem fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may deem fit.

(b)           Except in the case of Excluded Securities (as defined below), the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of ordinary Stock or any other equity security of the Company which is convertible into Ordinary Stock or any other equity security of the Company, (ii) any debt security of the Company which is convertible into Ordinary Stock or any other equity security of the Company, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the “Offered Securities”) to each Shareholder, pro rata in proportion to such Shareholder’s ownership of Shares of the Company, (and to sell thereto such Offered Securities not subscribed for by the other Shareholders as hereinafter provided), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Shareholder (the “Stock Offer”), which Stock Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to the Shareholder.

(c)           Notice of each Shareholder’s intention to accept, in whole or in part, a Stock Offer shall be notified in writing signed by such Shareholder and delivered to the Company prior to the end of the 30-day period of such Stock Offer, setting forth such portion of the Offered Securities as such Shareholder elects to purchase (the “Notice of Acceptance”). If any Shareholder shall subscribe for less than his pro rata share of the Offered Securities to be sold, the other subscribing Shareholders shall be entitled to purchase the balance of that Shareholder’s pro rata share in the same proportion in which they were entitled to purchase the Offered Securities in the first instance (excluding for such purposes such Shareholder), provided any such other Shareholder elected by a Notice of Acceptance to purchase all of his pro rata share of the Offered Securities. The Company shall notify each Shareholder within 5 days following the expiration of the 30-day period described above of the amount of Offered Securities which each Shareholder may purchase pursuant to the foregoing sentence, and each Shareholder shall then have 10 days from the delivery of such notice to indicate such additional amount, if any, that such Shareholder wishes to purchase.

(d)           In the event that Notices of Acceptance are not given by the Shareholders in respect of all the Offered Securities, the Company shall have 120 days from the expiration of the foregoing 30-day or 45-day period, whichever is applicable, to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Shareholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company than those set forth in the Stock Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all the Refused Securities, the Shareholders shall purchase from the Company, and the Company shall sell to the Shareholders the Offered Securities in respect of which Notices of Acceptance were delivered to the Company by the Shareholders, at the terms specified in the Stock Offer. In each case, any Offered Securities not purchased by the Shareholders or other person or persons may not be sold or otherwise disposed of until they are again offered to the Shareholders under the procedures specified in Paragraph 10.(b).

(e)           The rights of the Shareholders under Paragraph 10.(b) shall not apply to the following securities (the “Excluded Securities”):

(i)            Any (i) shares of Ordinary Stock or any other equity security of the Company which is convertible into Ordinary Stock or any other equity security of the Company, (ii) debt security of the Company which is convertible into Ordinary Stock or any other equity security of the Company, or (iii) warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (collectively, an “Equity Security”) if the issuance of such Equity Security does not alter the respective proportions of ownership (on a fully diluted basis) by the Shareholders, as among themselves, of Equity Securities immediately prior to the issuance of such Equity Security;

(ii)           Ordinary Stock issued under Incentive Option Plan.

(iii)          Ordinary Stock issued as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Ordinary Stock;

(iv)          Securities issued pursuant to the acquisition by the Company of another corporation to the stockholders of such other corporation by merger or purchase of substantially all of the assets whereby the Company owns not less than 51% of the voting power of such other corporation; and

(v)           Ordinary Stock issued in connection with an underwritten public offering of shares of Ordinary Stock, registered pursuant to the Securities Act.

(f)            Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

11.           Calls on Shares

(a)           The Board of Directors may, after a Resolution approving the call, from time to time, make such calls as it may deem fit upon holders of shares in respect of any sum unpaid in respect of shares held by such holders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each such holder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

(b)           Notice of any call shall be given in writing to the holder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such holder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

(c)           If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

(d)           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

(e)           Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the prevailing debtor rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

(f)           Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

12.           Prepayment

With the approval of the Board of Directors, any holder of shares may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 12 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

13.           Forfeiture and Surrender

(a)           If any holder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

(b)          Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such holder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall prevent the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)          Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)          The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)          Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

(f)           Any holder whose shares have been forfeited or surrendered shall cease to be a holder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 11(e) above, and the Board of Directors, in its discretion, may enforce the payment of such money, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the holder in question (but not yet due) in respect of all shares owned by such holder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

(g)          The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall prevent the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 13.

14.           Lien

(a)          Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each holder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)          The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may deem fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such holder, his executors or administrators.

(c)          The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such holder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the holder, his executors, administrators or assigns.

15.           Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Shareholders in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

16.           Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

TRANSFER OF SHARES

17.           Effectiveness and Registration

(a)           Definitions:

(i)           “Offering Shareholder” means any Shareholder, or his personal representatives, heirs, administrators, and executors, as the case may be, who offer all or any of his Shares to the Company or the Continuing Shareholders.

(ii)          “Continuing Shareholders” means all Shareholders other than an Offering Shareholder.

(iii)         “Stock” means ordinary shares capital of the Company.

(iv)         “Shares” means shares of Ordinary Stock of the Company now or hereafter owned by any Shareholder.

(v)          “Transfer”, means transfer, give, convey, sell, pledge, bequeath, donate, assign, encumber or otherwise dispose of any Shares of the Company

(vi)         “Buyer” means the Company or those Continuing Shareholders who purchase an Offering Shareholder’s Shares pursuant to this Articles

(vii)        “Effective Date” mean 8 August, 2008.

(b)          Transfers of Shares. A Shareholder may not Transfer of any Shares except pursuant to this Articles, unless such a Transfer it’s in favor of company or entity entirely owned or owning or controlled or controlling (by) the same transferring shareholder the same transferring shareholder, provided that the Transfer shall be subject to the conditions subsequent (i) whereby in case of change of control of said companies or entities, the shares of the Company shall have to be returned back to the shareholder who made the previous transfer, and (ii) said companies or entities shall be fully bound pursuant to this Articles.

(c)         Notwithstanding anything to the contrary contained in this Articles, a Founder desiring to dispose of some or all of his Shares may do so only after a period of four years of the Effective Date, thereafter subject to the consent of the Founders holding 50% of Shares in proportion ownership of Shares held by the Founders and subject to Founders first offer right among themselves (“First Offer”).

(i)          Subject to Paragraph 17(c) Founder desiring to dispose of some or all of his Shares may do so only pursuant to a bona fide offer to purchase and after compliance with the following provisions. Such Founder shall first give a written notice to the Company and to each of the other Founders of his intention to dispose of his Shares, identifying the number of Shares he desires to dispose of, the proposed purchase price per Share and the name of the proposed purchaser and attaching an exact copy of the Offer received by such Founder.

(ii)         Notwithstanding with the provisions of the Articles in the event of an agreement executed among any of the Founders, on or before the Effective Date granting by such Offering Founder to any other Founder a first refusal rights to purchase some or all of his Shares the terms and conditions of such agreement shall prevail.

(iii)         Founders First Offer Right to Purchase. The Founders shall have the right for a period of thirty (30) days (the “30 Day Period”) commencing at the date on which the Offering Founder proposes to sell at the proposed purchase price per Share or at an ‘Valuated Price pursuant to subsection 17(c)(iv). The Continuing Founders shall exercise this right to purchase by giving written notice to the Offering Shareholder prior to the expiration of the 30 Day Period that they elect to purchase his Shares and setting forth a date and time for closing which shall be not later than ninety (90) days after the expiration of the 30 Day Period or after a Valuated Price is set in the event op appointing an assessor. Any purchase of Shares by all or some of the Founders shall be made in such proportion as they might agree among themselves or, in the absence of any such agreement, pro rata in proportion to their ownership of Shares of the Company (excluding the Offering Shareholder’s Shares) at the time of such offer, but in any event one or more of the Continuing Founders must agree to purchase all the Shares which the Offering Shareholder proposes to sell. At the time of closing, the Offering Founder shall deliver to Buyer certificates representing the Shares to be sold, together with a signed transfer deed. Said Shares shall be delivered by the offering Founder free and clear of any and all liens and encumbrances. All transfer taxes shall be paid by the Offering Shareholder.

(iv)        In the event offered Founder elects to exercise his First Offer rights but challenges the proposed purchase price per Share the price shall be determined following an economic valuation conducted by an assessor agreed upon by the Parties, and upon lack of such consent, the President of the Institute of Certified Public Accountants will nominate an assessor who is a CPA that is familiar with the capital market and experienced in companies’ valuation (hereinafter, “The Assessor”). The assessor shall conduct the valuation of the purchase price per Share at least by two common methods and his ruling shall be the average of both methods (“Valuated Price”).

(v)          Performance of Acceptance. When exercising the rights granted in Paragraphs17.c(iii) hereof, Buyer must elect to purchase all Shares which the Offering Shareholder proposes to sell for the price and upon the same terms for payment of the price as are set forth in the Offer; provided, however, that if said offer received by the Offering Shareholder shall provide for any act or action to be done or performed by the party making such Offer (the potential Buyer) at any time before or within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to Paragraphs 17.f(ii) hereof, then the Buyer shall be deemed to have complied with the terms and conditions of such Offer if Buyer does or performs such act or action within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to Paragraphs 17.f(ii).

(d)         Notwithstanding anything to the contrary contained in this Articles any Transfer of Shares among the founders shall not be restricted and shall be subject only to First Offer.

(e)         Notwithstanding anything to the contrary contained in this Articles for a period of four years of Effective Date Generali may not Transfer any Shares except pursuant to prior written consent of the Founders holding 75% of Company’s Shares of the aggregated amount of shares held by the Founders.

(f)           Transfer to Others. Subject as provided for in Paragraph 17.(b);(c)(d) and (e) above

(i)          Shareholder desiring to dispose of some or all of his Shares may do so only pursuant to a bona fide offer to purchase (the “Offer”) and after compliance with the following provisions. Such Shareholder shall first give a written notice to the Company and to each of the other Shareholders of his intention to dispose of his Shares, identifying the number of Shares he desires to dispose of, the proposed purchase price per Share and the name of the proposed purchaser and attaching an exact copy of the Offer received by such Shareholder.

(ii)          The Continuing Shareholders Right to Purchase. Continuing Shareholders shall have the purchase right for a period of thirty (30) days (the “30 Day Period”) commencing at the date on which the Offering Shareholder proposes to sell at the proposed purchase price per Share. The Continuing Shareholders shall exercise this right to purchase by giving written notice to the Offering Shareholder prior to the expiration of the 30 Day Period that they elect to purchase his Shares and setting forth a date and time for closing which shall be not later than ninety (90) days after the expiration of the 30 Day Period. Any purchase of Shares by all or some of the Continuing Shareholders shall be made in such proportion as they might agree among themselves or, in the absence of any such agreement, pro rata in proportion to their ownership of Shares of the Company (excluding the Offering Shareholder’s Shares) at the time of such offer, but in any event one or more of the Continuing Shareholders must agree to purchase all the Shares which the Offering Shareholder proposes to sell. At the time of closing, the Offering Shareholder shall deliver to Buyer certificates representing the Shares to be sold, together with a signed transfer deed. Said Shares shall be delivered by the offering Shareholder free and clear of any and all liens and encumbrances. All transfer taxes shall be paid by the Offering Shareholder.

(iii)         Performance of Acceptance. When exercising the rights granted in Paragraphs 17.f(i) hereof, Buyer must elect to purchase all Shares which the Offering Shareholder proposes to sell for the price and upon the same terms for payment of the price as are set forth in the Offer; provided, however, that if said offer received by the Offering Shareholder shall provide for any act or action to be done or performed by the party making such Offer at any time before or within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to Paragraphs 17.f(ii) hereof, then the Buyer shall be deemed to have complied with the terms and conditions of such Offer if Buyer does or performs such act or action within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to Paragraphs 17.f(ii).

(g)          Sale to Third Party. If the Continuing Shareholders do not elect to purchase all of the Shares which the Offering Shareholder proposes to sell, the Offering Shareholder may accept the Offer which the Offering Shareholder mailed with his notice to the Company pursuant to Paragraph 17.f(i) hereof and transfer all (but not less than all) of the Shares which he proposes to sell pursuant thereto on the same terms and conditions set forth in such Offer, provided that any transferee of such Shares shall be bound that if such sale is not completed within one hundred twenty (120) days after the date notice is received by the Company under Paragraph 17 f (iii) hereof, all such Shares shall again become subject to the restrictions and provisions of this Articles.

(h)          Right of Co-Sale. In the event the Offering Shareholder receives an Offer from an unaffiliated third party (the “Offeror”) to purchase from such Shareholder the Shares owned by such Shareholder and such Shareholder intends to accept such Offer, the Offering Shareholder shall, after complying with the provisions of Paragraph 17.(b);(c);(d) and (e); above and before accepting such Offer, forward a copy of such Offer to the Company and each of the Continuing Shareholders. The Offering Shareholder shall not sell any such Shares to the Offeror unless the terms of the Offer are extended by the Offeror to the Continuing Shareholders pro rata in proportion to their ownership of Shares of the Company (excluding the Offering Shareholder’s Shares) at the time of such Offer. The Continuing Shareholders shall have 30 days from the date of the foregoing Offer to accept such Offer.

(i)          The Board of Directors shall be entitled to refuse to recognize a transfer deed until the certificate of the transferred share is attached to it together with any other evidence which the Board of Directors shall require as proof of the transferor’s right to transfer the share and payment of any transfer fee determined by the Board of Directors. Registered transfer deeds shall remain with the Company, but any transfer deed which the Board of Directors refused to register shall be returned to the transferor upon demand.

18.           Record Dates

(a)         Notwithstanding any provision to the contrary in these Articles, for the determination of the holders entitled to receive notice of and to participate in and vote at a General Meeting or to express consent to or dissent from any corporate action in writing, the Board of Directors may fix, in advance, a record date, which, subject to applicable law, shall not be earlier than forty (40) days prior to the General Meeting or other action, as the case may be, nor later than four (4) days prior to the General Meeting or other action, as the case may be. No persons other than holders of record of Ordinary Shares as of such record date shall be entitled to notice of and to participate in and vote at such General Meeting, or to exercise such other right, as the case may be. A determination of holders of record with respect to a General Meeting shall apply to any adjournment of such meeting even it be more than forty (40) days prior to such adjourned meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.

(b)         Subject to the applicable law, the holders entitled to receive payment of any dividend or other distribution or allotment of any rights, shall be the shareholders on the date upon which it was resolved to distribute the dividend or at such later date as shall be determined by, or pursuant to a resolution of, the Board of Directors.

TRANSMISSION OF SHARES

19.           Decedents’ Shares

(a)          In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 19(b) have been effectively invoked.

(b)         Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a holder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

20.           Receivers and Liquidators

(a)         The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

(b)         The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

21.           Annual General Meeting

An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

22.           Special Meetings

All General Meetings other than Annual General Meetings shall be called “Special Meetings.” The Board of Directors may, whenever it deems fit, convene a Special General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Sections 63(b)(1) or (2) and 63(c) of the Israeli Companies Law.

23.           Notice of General Meetings

(a)          The Company is not required to give individual notice under Section 69(b) of the Israeli Companies Law. The Company is required to give such prior notice of a General Meeting as required by law or applicable stock exchange rules, but in any event not less than fourteen (14) days. The accidental omission to give notice of a meeting to any shareholder or the non-receipt of notice by any of the shareholders shall not invalidate the proceedings at any meeting.

(b)          The notice of the meeting shall set forth the agenda of the meeting.

(c)           A shareholder desiring to request that the Board of Directors include a certain item on the agenda of the meeting pursuant to Section 66(b) of the Israeli Companies Law, shall, as a condition to such proposal being considered by the Board of Directors, make such request to the Company in writing at least eight (8) weeks prior to the date of the meeting (or such shorter period as determined by the Board of Directors).

PROCEEDINGS AT GENERAL MEETINGS

24.           Quorum

(a)           Two or more holders of Ordinary Shares (not in default in payment of any sum referred to in Article 30(a) hereof) save that one of them is Generali as long its holding more than 25% of Company’s shares, present in person or by proxy and holding shares conferring in the aggregate at least 76% of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

(b)           If within an hour from the time set for the meeting a quorum is not present, in person or by proxy, the meeting shall stand adjourned to the same day in the next week, at the same time and place, or, if not set forth in the notice of the meeting, to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, if a quorum is not present, in person or by proxy, within a half hour from the time set, any two (2) holders of Ordinary Shares (not in default as aforesaid) present in person or by proxy, shall constitute a quorum with a Special Resolution (subject to rules and regulations, if any, applicable to the Company), save that one of the shareholders is Generali and one of them is a Founder holder of at list 25% of Company’s shares. Notwithstanding anything in this Article 24 to the contrary, if the meeting was convened upon requisition pursuant to Section 63 or 64 of the Israeli Companies Law, the quorum requirement at any adjournment thereof shall be governed by the provisions of the Israeli Companies Law.

(c)           The Board of Directors may determine, in its discretion, the matters that may be voted upon at the meeting by proxy or written ballot in addition to the matters listed in Section 87(a) to the Israeli Companies Law.

25.           Chairman

The Chairman, if any, of the Board of Directors shall preside as chairman at every General Meeting of the Company. If there is no such chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as chairman or has notified the Company that he will not attend such meeting, the holders of Ordinary Shares present (or their attorneys) shall choose someone else to be chairman. The office of chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such chairman to vote as a holder of Ordinary Shares or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

26.           Adoption of Resolutions at General Meetings or the Board

Unless otherwise indicated herein, a Shareholders Resolution shall be deemed adopted if approved by the holders of a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon.

(a)           The following decisions shall be determined by a Special Resolution of General Meeting of the Company:

(i)            the liquidation or winding up of the Company;

(ii)           Any modification of the Articles of Association, any increase or modification of the registered capital;

(iii)          Termination of the Company activity, change of its line of business or an increase or moderation of its areas of activity;

(iv)          Approval of engagement with, including employment of interested parties, their relatives and controlled corporations, senior officers including setting the salary and terms of employment of Company managers who are interested parties;

(v)           increase or reduction of the capital stock, outspread or grouping of shares, redemption or purchase of shares for cancellation or to keep them in treasury, creation of preferred shares and debt securities;

(vi)          Appointment and dismissal of the CPA;

(vii)         changes to the competence limits of the Board of Directors for the deliberations to which certain matters refer, approving of an I.P.O and/or merger (as defined in the Israeli Companies Law);

(b)           Every issue submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any holder of Ordinary Shares present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another holder of Ordinary Shares may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(c)           A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

27.           Resolutions in Writing

A resolution in writing signed by all holders of Ordinary Shares of the Company then entitled to attend and vote at General Meetings or to which all such holders of Ordinary Shares have given their written consent (by letter, facsimile, telegram, telex or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

28.           Power to Adjourn

(a)           The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)           It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 24(b) or Article 28(a)(b), unless the meeting is adjourned for thirty (30) days or more, in which event notice thereof shall be given in the manner required for the meeting as originally called.

29.           Voting Power

Subject to the provisions of Article 30(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every holder of Ordinary Shares shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means, included conference calls.

30.           Voting Rights

(a)           No holder of Ordinary Shares shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 7(b).

(b)           A company or other corporate body being a holder of Ordinary Shares of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such holder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

(c)           Any holder of Ordinary Shares entitled to vote may vote either personally or by proxy (who need not be a holder of the Company), or, if the holder is a company or other corporate body, by a representative authorized pursuant to Article 30(b).

(d)           If two or more persons are registered as joint holders of any Ordinary Share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

(e)           The Board of Directors may determine, in its discretion, the matters, if any, that may be voted upon by written ballot to the Company (without attendance in person or by proxy), as shall be permitted, at a General Meeting, in addition to the matters listed in Section 87(a) of the Israeli Companies Law.

PROXIES

31.           Instrument of Appointment

(a)           The instrument appointing a proxy shall be in any usual or customary form or such other form as may be approved by the Board of Directors from time to time. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

(b)           The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its registered office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than twenty-four (24) hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, unless otherwise determined by the Chairman of the meeting.

32.           Effect of Death of Appointor or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing holder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing holder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

BOARD OF DIRECTORS

33.           Powers of Board of Directors

(a)           In General

The oversight of the management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in a General Meeting. The authority conferred on the Board of Directors by this Article 33 shall be subject to the provisions of the Israeli Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

(b)           Borrowing Power

The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)           Reserves

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time deem fit.

34.           Exercise of Powers of Directors

(a)           A meeting of the Board of Directors at which a quorum is present (in person, by means of a conference call or any other device allowing each director participating in such meeting to hear all the other directors participating in such meeting) shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.

(b)           A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by the majority of the Directors in office when such resolution is put to a vote and voting thereon.

(c)           Notwithstanding anything to the contrary contained in this Articles the following decisions shall be determined by a Special Resolution of the Board of Directors:

(i)           the disposal of the whole or any part of the business, undertaking, or assets of the Company not with the normal course of business of the Company;

(ii)           the payment of any cash dividends or stock dividends;

(iii)          Approval of the Company’s multiyear’s business plan and the annual budget derived from the business plan;

(iv)          the approval of any contracts or transactions not with the normal course of business;

(v)           Buying or selling rights providing ownership of other corporations which are not included in the Company current securities portfolio;

(vi)          Taking or granting loans, receiving or granting credit by the Company including owners loan, putting lien on any of the Company assets, or granting guarantees or other collaterals – whose value exceeds € 1,000,000 the concession of a material warranty, or pledge and any kind of encumbrances of the Company shares

(vii)         Termination of the Company activity, change of its line of business or an increase or moderation of its areas of activity;

(viii)        Approval of engagement with employment of interested parties, their relatives and controlled corporations, senior officers including setting the salary and terms of employment of Company managers who are interested parties;

(ix)          Setting or changing the Company’s signatory rights;

(x)           Merger of the Company, including selling the larger part of its assets or areas of activity;

(xi)          Capital investment in other companies, joint ventures or consortiums;

(xii)         redemption or purchase of shares for cancellation or to keep them in treasury, issuance and sale of any securities by Company, convertible or not into shares, debentures or any debt securities, beneficiary parties, subscription bonuses or purchase option for the subscription of shares;

(xiii)        Appointment and dismissal of the CPA;

(xiv)        Taking or granting loans, receiving or granting credit by the Company including owners loan, putting lien on any of the Company assets, or granting guarantees or other collaterals – whose value exceeds € 1,000,000 Conducting transactions in real estate assets and/or renewal of rentals and transactions and/or acquisition of equipment and/or investment in fixed assets – whose value exceeds 1,000,000 €;

(d)           A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee [“Va’adat Bikoret”], and in the absence of such determination - by the Chairman of the Board of Directors) or to which all such Directors have given their consent (by letter, telegram, telex, facsimile or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

35.           Delegation of Powers

(a)           The Board of Directors may, subject to the provisions of the Israeli Companies Law, delegate, with a Special Resolution, any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)           Without derogating from the provisions of Article 48, the Board of Directors may, subject to the provisions of the Israeli Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may deem fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Israeli Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

(c)           The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may deem fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

(d)           The Board of Directors shall set up a scientific board (“Scientific Board”). The members of the Scientific Board shall be appointed by the Board of Directors. The roll of the Scientific Board shall be to advice and assist the Board of Directors on all research and development carried out by the Company and any related matter.

36.           Number of Directors

The Board of Directors shall consist of such even number of Directors not less than Two (2) nor more than eight (8), as may be determined by Shareholder Resolution of the Company.

37.           Election and Removal of Directors

(a)           The members of the Board of Directors shall be called Directors, and they shall be elected and removed in accordance with the provisions of this Article, provided, however, that to the extent that any provisions in these Articles of Association relating to Directors conflict with the provisions of the Israeli Companies Law relating to External Directors, the provisions of the Israeli Companies Law shall apply to External Directors.

(b)           The Directors shall be elected at the Annual General Meeting, and Directors may be elected at any other General Meeting, by the vote of the holders of a simple majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors. Each Director shall serve, subject to Article 40 hereof, until the Annual General Meeting next following the Annual General Meeting at which such Director was appointed. The shareholders shall be entitled to remove any Director(s) from office by a Shareholder Special Resolution, all subject to applicable law.

(c)           Notwithstanding anything to the contrary herein unless Generali holds 50% of the issued share capital of the Company and the Founders holds 50% of the issued share capital of the Company 50% of the Board members shall be appointed by Generali and 50% of the Board members shall be appointed by the Founder holding the majority of aggregated Company’s shares held by the Founders.

(d)           Notwithstanding anything to the contrary herein, the term of a Director may commence as of a date later than the date of the Shareholder Resolution electing said Director, if so specified in said Shareholder Resolution.

38.           Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company.

39.           Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter and may temporarily fill any such vacancy until the next Annual General Meeting, provided, however, that if they number less than the minimum number set forth in Article 36 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose, among others, of electing Directors to fill any or all vacancies.

40.           Vacation of Office

(a)           The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt, or, if the Director is a company, upon its winding-up, or, in accordance with the Israeli Companies Law, upon the conviction of a crime.

(b)           The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)           The office of a Director shall be vacated pursuant to a Shareholder Resolution as set forth in Article 37(c) hereof.

41.           Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as Director except as may be approved pursuant to the provisions of the Israeli Companies Law. Except as otherwise provided by applicable law, reimbursement of expenses incurred by a Director in carrying out his duties as such shall be made pursuant to the policy of the Board of Directors in effect from time to time.

42.           Conflict of Interests

Subject to the provisions of the Israeli Companies Law, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

43.           Alternate Directors

(a)           A Director may, by written notice to the Company, appoint a natural person who is not a Director as an alternate for himself (in these Articles referred to as “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, but will expire upon the expiration of the appointing Director’s term, and shall be for all purposes.

(b)           Any notice given to the Company pursuant to Article 43(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)           An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

(d)           An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

(e)           The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 40, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

(f)           Notwithstanding Article 43(a), (i) no person shall be appointed as the Alternate Director for more than one Director and (ii) except as otherwise specifically permitted by the Israeli Companies Law, no External Director may appoint an Alternate Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

44.           Meetings

(a)           The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Board of Directors deems fit, provided, however, that the Board of Directors must meet at least once every three (3) months. Notice of the meetings of the Board of Directors shall be sent to each Director at the last address that the Director provided to the Company, or via telephone, facsimile or e-mail message.

(b)           Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than four (4) days written notice shall be given of any meeting so convened, provided, that the Board of Directors may convene a meeting without such prior notice with the consent of all of the Directors. The notice of a meeting of the Board of Directors shall describe the agenda for such meeting in reasonable detail.

45.           Quorum

75% of the directors shall constitute a quorum for the transaction of any business at any meeting (also via conference call) of the Board, provided that one of the Directors is a Director nominated by –GFH and one is Founders Representative. At all meetings of the board of directors, every motion to be carried must receive a majority of the votes cast, the chairman of the Board shall not have casting vote. The Board shall elect Marom to be its chairman.

46.           Chairman of the Board of Directors

The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting. The Chairman shall not have a casting vote in the event of a tied vote.

47.           Validity of Acts Despite Defects

Subject to the provisions of the Israeli Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

GENERAL MANAGER

48.           General Manager

(a)           The Board of Directors may from time to time appoint one persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, President, Chief Executive Officer, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Israeli Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office, or assume his or their authorities with respect to a specific matter or period of time.

(b)           The Board shall delegate the General Manger with the sole authority to act on behalf of the Company, in line with the Business Plan, on the following matters:

(i)            Hire, fix the salaries and emoluments of, and remove or dismiss other officers of the Company.

(ii)           Setting Company’s R&D policy in line with the Business plan approved by the Board.

(iii)          Conducting transactions in real estate assets and/or renewal of rentals and transactions and/or acquisition of equipment and/or investment in fixed assets – whose value not exceeds 1,000,000.

(iv)          Taking or granting loans, receiving or granting credit by the Company including owners loan, putting lien on any of the Company assets, or granting guarantees or other collaterals – whose value not exceeds € 1,000,000.

(v)           Engagements with agents, suppliers or others.

(vi)          Engagements in contract and/or transactions in the regular course of business.

A General Manager may hire, fix the salaries and emoluments of, and remove or dismiss other officers of the Company, all subject to the policies adopted by the Board of Directors from time to time.

MINUTES

49.           Minutes

(a)           Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

(b)           Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

DIVIDENDS

50.           Declaration and Payment of Dividends

Subject to the Israeli Companies Law, the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified. Subject to the Israeli Companies Law, the Board of Directors shall determine the time for payment of such dividends, and the record date for determining the shareholders entitled thereto.

51.           Amount Payable by Way of Dividends

Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to their respective holdings of the shares in respect of which such dividend is being paid.

52.           Interest

No dividend shall carry interest as against the Company.

53.           Form of Dividend

Upon the declaration of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of cash or specific assets of the Company or by distribution of securities of the Company or of any other companies, or in any one or more of such ways.

54.           Retention of Dividends

The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 19 or 20, entitled to become a shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

55.           Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other money into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

56.           Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person or the company entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

AUDITORS

57.           Outside Auditor

The outside auditor of the Company shall be elected by Shareholder Resolution and shall serve until the next Annual General Meeting or its earlier removal or replacement by Shareholder Resolution. The Board of Directors shall have the authority to fix, in its discretion, the remuneration of the auditor for audit and any other services, or to delegate such authority to a committee thereof, provided that the Board of Directors reports such remuneration to the Annual General Meeting.

58.           Internal Auditor

The internal auditor of the Company shall be subject to the administrative supervision of the Chairman of the Board and shall present all its proposed work plans to the Audit Committee of the Board of Directors, which shall have the authority to approve them subject to any modifications in its discretion.

RIGHTS OF SIGNATURE

59.           Rights of Signature

The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

The General Manager shall act and sign on behalf of the Company in all matters delegated to him by the Board pursuant Paragraph 48(b) and his signature with company’s seal or printed name shall bind the Company insofar as General Maneger acted and signed within the scope of his or his authority

NOTICES

60.           Notices

(a)           Any written notice or other document may be served by the Company upon any shareholder either personally, or by facsimile transmission, or by sending it by prepaid mail (airmail or overnight air courier if sent to an address on a different continent from the place of mailing) addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company, or by facsimile transmission, or by sending it by prepaid registered mail (airmail or overnight air courier if posted outside Israel) to the Company at its registered office. Any such notice or other document shall be deemed to have been served (i) in the case of mailing, ten (10) days after it has been posted, or when actually received by the addressee if sooner than ten (10) days, after it has been posted; (ii) in the case of overnight air courier, on the second business day following the day sent; (iii) in the case of personal delivery, on the date such notice was actually tendered in person to such shareholder (or to the Secretary or the General Manager); (iv) in the case of facsimile transmission, on the date on which the sender receives automatic electronic confirmation that such notice was successfully transmitted. The publication date and the date of the meeting shall be counted as part of the days comprising any notice period. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 65(a). Notwithstanding the foregoing, the accidental omission to give notice of a meeting to any shareholders, or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting.

(b)          All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

(c)          Any shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

EXCULPATION, INSURANCE AND INDEMNITY

61.           Exculpation, Indemnity and Insurance

(a)          For purposes of these Articles, the term “Office Holder” shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as “Nosei Misra” in the Israeli Companies Law.

(b)          Subject to the provisions of the Israeli Companies Law, the Company may exculpate an Office Holder in advance from all or some of the Office Holder’s responsibility for liability resulting from the Office Holder’s breach of the Office Holder’s duty of care to the Company.

(c)          Subject to the provisions of the Israeli Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

(i)            a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court;

(ii)           reasonable litigation expenses, including attorneys’ fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

The Company may undertake to indemnify an Office Holder as aforesaid, prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board of Directors can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board of Directors as reasonable under the circumstances.

(d)          Subject to the provisions of the Israeli Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

(i)           a breach of his duty of care to the Company or to another person;

(ii)          a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company; or

(iii)         a financial obligation imposed on him in favor of another person.

(e)          The provisions of Articles 66(a), 66(b) and 66(c) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company.

WINDING UP

62.           Winding Up

(a)          A resolution adopted in a General Meeting approved by 75% of the voting shares is required to approve the winding up of the Company.

(b)          If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the shareholders shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made, provided, however, that if a class of shares has no nominal value, then the assets of the Company available for distribution among the members shall be distributed to them in proportion of their respective holdings of the shares in respect of which such distribution is made.

63.           Information Rights

(a)           Financial Records. The Company shall allow any share holder and its authorized representatives the right during normal business hours to inspect its books and accounting records and those of the subsidiaries at Company’s place of business.

(b)           Books and Records. The Company shall, and shall cause each subsidiary to keep proper, complete and accurate books of account in local currency, in each case in accordance with generally accepted accounting principles of the respective jurisdictions where the Company and each such subsidiary are located. The Company shall have its accounts and those of each subsidiary audited annually in accordance with such standards by professionally-recognized certified public accountants appointed by the Board.